    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                INCONTROL, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                       91-1501619
            (State of incorporation)                (I.R.S. Employer Identification Number)

                            6675 - 185TH AVENUE N.E.
                           REDMOND, WASHINGTON 98052
                                 (425) 861-9800
   (Address and telephone number of registrant's principal executive offices)

                                KURT C. WHEELER
                 CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                                INCONTROL, INC.
                            6675 - 185TH AVENUE N.E.
                           REDMOND, WASHINGTON 98052
                                 (425) 861-9800
           (Name, address and telephone number of agent for service)
                            ------------------------

                                   Copies to:

                               STEPHEN M. GRAHAM
                                RICHARD C. SOHN
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
                            ------------------------

        Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only Securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                   PROPOSED MAXIMUM
                                                 PROPOSED MAXIMUM      AGGREGATE
    TITLE OF SECURITIES TO       AMOUNT TO BE     OFFERING PRICE       OFFERING          AMOUNT OF
        BE REGISTERED             REGISTERED       PER SHARE (1)       PRICE (1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  per share(2)................  423,280 shares        $9.1875         $3,888,885          $1,179
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the high and low sales prices of the Common Stock on August 26, 1997.
(2) Includes associated preferred stock purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Common Stock.

                            ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH Section 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID Section 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 29, 1997

PROSPECTUS

                               423,280 SHARES OF
                                  COMMON STOCK

                                       OF

                                INCONTROL, INC.

     This Prospectus relates to up to 423,280 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of InControl, Inc. (the "Company"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions in the over-the-counter market through the Nasdaq National Market ("Nasdaq"), or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     All of the Shares were "restricted securities" under the Securities Act prior to their registration hereunder. The Company sold all of the Shares to the Selling Stockholders in a private transaction on July 29, 1997. The shares of Common Stock sold in such transaction constitute the Shares being registered hereunder. This Prospectus has been prepared so that future sales of the Shares will not be restricted under the Securities Act. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Stockholders."

     The Common Stock is quoted on Nasdaq under the symbol "INCL." On August 28, 1997, the closing sales price for the Common Stock as reported on Nasdaq was $9.125 per share.

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is September   , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission in Washington, D.C. (450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549) and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The Company is an electronic filer and the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is "http://www.sec.gov." The Company's reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the Commission's rules and regulations. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. The statements in this Prospectus are qualified in their entirety by reference to the contents of any agreement or other document incorporated herein by reference, a copy of which is filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission.

                           FORWARD-LOOKING STATEMENTS

     When included in this Prospectus or in documents incorporated herein by reference, the words "expects," "intends," "anticipates," "plans," "projects" and "estimates," and analogous or similar expressions, are intended to identify forward-looking statements. Such statements, which include statements contained in "Risk Factors," are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, among others, progress in the Company's clinical trials, the granting and timing of regulatory approval for the Company's primary product, the METRIX System, market acceptance of the METRIX System, the status of competitive treatments and products for the treatment of atrial fibrillation, and the availability and adequacy of third-party reimbursement for the Company's products. See "Risk Factors" beginning on page 4.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to InControl, Inc., 6675 - 185th Avenue N.E., Redmond, Washington 98052, Attention: Secretary, telephone: (425) 861-9800.

     The following documents filed with the Commission by the Company are incorporated by reference into this Prospectus:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     (3) The Company's Current Report on Form 8-K dated July 29, 1997;

     (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A as of September 8, 1994, including any amendment or report filed for the purpose of updating such description; and

     (5) The description of the Company's rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 1, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified, superseded or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Prospectus.

                            ------------------------

     The Company's principal executive offices are located at 6675 - 185th Avenue N.E., Redmond, Washington 98052, telephone: (425) 861-9800.

                                  RISK FACTORS

     Prospective purchasers should carefully consider the risk factors set forth below as well as the other information set forth in this Prospectus before purchasing the Shares offered hereby. These risk factors could cause the Company's actual results to differ materially from those expressed in the Company's forward-looking statements in this Prospectus.

EXTENSIVE GOVERNMENTAL REGULATION AND UNCERTAINTY OF PRODUCT APPROVAL IN THE UNITED STATES

     The manufacture and sale of medical devices intended for human use are subject to extensive governmental regulation in the United States and in other countries. In the United States, medical devices such as the METRIX System must undergo rigorous preclinical studies and clinical testing and an extensive approval process with the Food and Drug Administration (the "FDA") before they can be marketed. Similar requirements are imposed by other countries. While the Company has obtained approval to affix the CE mark to the METRIX System and commercially market the METRIX System in the European Union, the Company has not obtained regulatory approval for the METRIX System to be marketed in the United States. The Company has received permission from the FDA to expand its United States trials to include additional patients and investigational centers, but completion of United States clinical trials of the METRIX System may take several years and will require the expenditure of substantial resources. The time required for completing clinical trials will depend on a number of factors, including the performance of the device and the rate at which patients can be recruited. There can be no assurance that clinical trials in the United States will demonstrate that the METRIX System is safe and effective. Approval may never be obtained from the FDA. In addition, delays or rejections may be encountered based on changes in FDA policy or regulations during the period of product development and FDA regulatory review of each submitted application. There can be no assurance that the Company will obtain the required regulatory approval for the METRIX System in the United States on a timely basis, if at all. If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the METRIX System may be marketed, which may restrict the patient population on which the METRIX System may be used. Medical devices are also subject to strict regulations regarding manufacturing, marketing and distribution, including, in the United States, periodic audits and surveillance by the FDA of the manufacturing facilities of device manufacturers to determine their compliance with Good Manufacturing Practice ("GMP") regulations and, in Europe, annual certification of compliance with the quality systems requirements of the European Union Active Implantable Device Directive (the "AIMDD"). The failure of the Company to comply with GMP regulations could result in penalties or enforcement proceedings being imposed on the Company, including the recall of a product or a "cease distribution" order requiring the Company to stop distributing products in the United States and for export from the United States. The loss of the Company's AIMDD quality systems certifications could prevent the Company from distributing its products in Europe. The Company also will be required by the FDA to maintain a system for tracking patients implanted with the METRIX device and transvenous leads to conduct post-market surveillance and to provide periodic reports containing safety and effectiveness information. If the FDA believes the Company is not in compliance with applicable law, the FDA can institute legal proceedings to detain or seize products, enjoin future violations or access civil and criminal penalties. Any such action by the FDA could result in disruption of the Company's operations for an indeterminate time. There can be no assurance that the Company will be able to attain or maintain compliance with GMP or AIMDD requirements. Failure to obtain regulatory approvals or to either attain compliance with GMP requirements or maintain compliance with the requirements of the various regulatory agencies would have a material adverse effect on the Company's ability to manufacture, market and distribute its products and therefore on its business, financial condition and ability to market the METRIX System as currently contemplated.

MARKET ACCEPTANCE; SUBSTANTIAL DEPENDENCE ON SINGLE PRODUCT

     Although the Company has obtained approval to affix the CE mark to the METRIX System in Europe, and even if regulatory approval to market the METRIX System in the United States is obtained, there can be no assurance that the METRIX System will gain market acceptance in either Europe or the United States.

Currently, there are no implantable devices on the market to treat atrial fibrillation ("AF"). The METRIX System is a new approach to the treatment of AF and the timing and rate of adoption of new medical technology cannot be predicted. Substantial clinical experience with the METRIX System will be required to address safety, efficacy and patient tolerance concerns such as ventricular proarrhythmia and potential shock discomfort. There can be no assurance that these and other concerns will be adequately addressed. Since the Company anticipates that for the foreseeable future it will be substantially dependent on the successful development and commercialization of the METRIX System, failure of the Company to successfully develop and commercialize the METRIX System would have a material adverse effect on the Company's business, financial condition and results of operations.

HISTORY OF LOSSES; FUTURE LOSSES AND CAPITAL NEEDS

     The Company has not generated significant revenues from product sales since its incorporation in November 1990. As of June 30, 1997, the Company had an accumulated deficit of approximately $102.5 million. The Company expects to incur substantial additional losses, at least until the METRIX System has gained market acceptance in the United States, attributable primarily to the Company's clinical trial activities, expansion of European operations, expansion of manufacturing and marketing capabilities and continuing research and development activities. The amount and timing of the Company's future revenues and losses will be affected by, among other things, the progress and costs of preclinical studies and clinical trials, including the recruitment of suitable patients, the timing of regulatory approvals, the availability of third-party reimbursement for the Company's products, the rate of market acceptance and adoption of the METRIX System, the costs associated with increases in marketing and sales capabilities in the United States and Europe, the costs associated with the development of manufacturing capabilities, the costs associated with the Company's product development efforts and the status of competing products. There can be no assurance that the Company will ever achieve profitability or generate significant product revenues sufficient to offset its losses. The Company will be required to obtain additional funding through public or private financing, including equity financing, from time to time. Adequate funds may not be available when needed or may not be available on terms favorable to the Company. If funding is insufficient, the Company will be required to delay, scale back or eliminate certain of its research and development, clinical, marketing and manufacturing programs.

SIGNIFICANT COMPETITION

     The METRIX System is a new technology that must compete with the established treatments for AF, including pharmaceuticals, external electrical cardioversion, atrioventricular node ablation accompanied by pacemaker implantation and open-heart surgical ablation. Furthermore, although currently no implantable device is being marketed to treat AF, certain manufacturers of implantable ventricular defibrillators and pacemakers are developing dual-chamber defibrillator systems that will be used to treat patients with both ventricular and atrial arrhythmias and may be marketed to patients who have only AF. Some of the Company's competitors are also researching other approaches to treating AF, including endocardial ablation and preventative pacing techniques. In addition, other companies and research organizations, academic institutions and governmental agencies may be pursuing alternative approaches for treating AF. These entities may market products to treat AF either on their own or through collaborative efforts. Many of the Company's competitors have substantially greater financial and other resources, larger research and development staffs and more experience and capabilities in conducting research and development activities, testing products in clinical trials, obtaining regulatory approvals and manufacturing, marketing and distributing products than the Company. The Company's competitors may develop new technologies and products that are available for sale prior to the METRIX System or that are more effective than the METRIX System. In addition, competitive products may be manufactured and marketed more successfully than the METRIX System. Such developments could render the METRIX System less competitive or obsolete, and could have a material adverse effect on the Company's business, financial condition and ability to market the METRIX System as currently contemplated.

DEPENDENCE ON REIMBURSEMENT

     Successful sales of the METRIX System in the United States and Europe will depend on the availability of reimbursement from third-party payors such as government and private insurance plans. There is significant uncertainty concerning third-party reimbursement of investigational and newly approved healthcare products, and there can be no assurance that third-party reimbursement will continue to be available for the METRIX System, or that any third-party reimbursement that is obtained will be adequate. Government and other third-party payors are increasingly scrutinizing patient indications for medical device therapy, and limiting coverage. The United States Health Care Financial Administration has entered into an interagency agreement with the FDA pursuant to which the FDA will place all Investigational Device Exemptions that it approves into one of two categories, "Category A" or "Category B." The METRIX System has recently been redesignated as a Category B device. Prior to this redesignation, the METRIX System had been designated as a Category A device. Category A devices are innovative devices believed to be in class III (the class of medical devices subject to the most stringent FDA review) for which initial questions of safety and effectiveness have not been resolved for the device type and will not be eligible for Medicare reimbursement. Class B devices include class III devices for which underlying questions of safety and effectiveness of the device type have been resolved or which are of a device type known to be capable of being safe and effective and are eligible for Medicare and other third-party reimbursement. Although the METRIX System has been redesignated as a Class B device and is therefore eligible for third-party reimbursement, if adequate coverage and reimbursement levels are not provided by government and third-party payors for the METRIX System, the Company's business, financial condition and ability to market the METRIX System as currently contemplated would be materially adversely affected.

DEPENDENCE ON SOLE SOURCES OF SUPPLY

     The Company relies on outside vendors to manufacture certain major components used in the METRIX System. A number of significant components, such as hybrid circuits, batteries, integrated circuits, capacitors and transformers, are supplied by sole source vendors. For certain of these components, there are relatively few alternative sources of supply, and establishing additional or replacement suppliers for such components, particularly hybrid circuits and batteries, cannot be accomplished quickly. In addition, each supplier and each component must be qualified with the FDA, and the time required for such qualification may be lengthy. The establishment of additional or replacement sources of supply would require the Company to certify the new suppliers, which in the case of certain components would cause a delay in the Company's ability to manufacture the products. The Company's inability to obtain acceptable components in a timely manner or find and maintain suitable replacement suppliers would have a material adverse effect on the Company's ability to manufacture the METRIX System and therefore on its business, financial condition and ability to market the METRIX System as currently contemplated.

INDUSTRY HISTORY OF PATENT LITIGATION; DEPENDENCE ON PATENTS AND PROPRIETARY RIGHTS

     The segment of the medical device industry that includes implantable defibrillator systems has been characterized by extensive litigation regarding patents and other intellectual property rights. Litigation may be necessary to enforce patents issued to the Company to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of proprietary rights of others. Such litigation may result in substantial expense to the Company and significant diversion of effort by the Company's technical and management personnel. An adverse determination in any such litigation could subject the Company to significant liability to third parties or require the Company to seek licenses from third parties. Although patent and intellectual property disputes in the medical device industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Moreover, there can be no assurance that necessary licenses would be available to the Company on satisfactory terms, if at all. If such licenses could not be obtained on acceptable terms, the Company could be prevented from marketing the METRIX System. Accordingly, an adverse determination in such litigation could have a material adverse effect on the Company's business, financial condition and ability to market the METRIX System as currently contemplated. The Company's success will depend in part on its ability to obtain and maintain patent protection for its technologies. There can be no assurance that issued patents or pending applications will not be challenged or circumvented by competitors, or that the rights granted thereunder will provide competitive advantages to the Company.

LIMITED MANUFACTURING AND MARKETING EXPERIENCE

     The METRIX System has never been manufactured on a commercial scale and there can be no assurance that it can be manufactured at a cost or in quantities necessary to make it commercially viable. There can be no assurance that the Company's reliance on others for the manufacture of its components will not result in problems with product supply. Interruptions in the availability of components would delay or prevent the development and commercial marketing of the METRIX System. The Company is currently expanding its domestic manufacturing capacity and its European and domestic marketing and sales capabilities. There can be no assurance that the Company's expansion efforts will be successful or that Company will be able to recruit and retain skilled sales, marketing and manufacturing management, direct salespersons or distributors necessary to successfully establish its manufacturing, marketing and sales capabilities. In markets where the Company has entered or enters into distribution arrangements for the sale of the METRIX System, the Company will be dependent on the efforts of third parties. There can be no assurance that such third-party efforts will be successful. The failure to successfully expand its manufacturing, marketing and sales capabilities and the failure by third parties to successfully distribute the METRIX System would have a material adverse effect on the Company's business, financial condition and results of operations.

PRODUCT LIABILITY AND PRODUCT RECALL

     The testing, manufacture, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. Although the Company maintains product liability insurance in the United States and in other countries in which it currently conducts or intends to conduct business, including clinical trials and product marketing and sales, there can be no assurance that such coverage is adequate or will continue to be available. Product liability insurance is expensive and in the future may not be available on acceptable terms, if at all. In addition, the Company has agreed to indemnify certain of its component suppliers for certain potential product liability. A successful product liability claim or product recall could inhibit or prevent commercialization of the METRIX System, cause a significant financial burden on the Company, or both, and could have a material adverse effect on the Company's business, financial condition and ability to market the METRIX System as currently contemplated.

DEPENDENCE ON KEY PERSONNEL

     The Company is highly dependent on the principal members of its scientific and management staff, the loss of whose services might impede the achievement of its research and development or strategic objectives. Competition among medical device companies for highly skilled scientific and management personnel is intense. The Company's anticipated growth and expansion in areas and activities requiring additional expertise, such as clinical trials, manufacturing, marketing and sales are expected to place significant increased demands on the Company's resources. These demands are expected to require the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to recruit such personnel, loss of existing personnel or failure to develop such expertise would have a material adverse effect on the Company's business, financial condition and ability to market the METRIX System as currently contemplated.

VOLATILITY OF STOCK PRICE

     Since the Company's initial public offering in September 1994, the price of the Common Stock has ranged from $6.75 to $18.50 per share. Factors such as the results of clinical trials by the Company or its competitors, the granting and timing of regulatory approvals, market acceptance of the METRIX System, the availability of third-party reimbursement for the METRIX System, concern as to the safety or efficacy of products of the Company or its competitors, announcements of technological innovations or new products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights of the Company or its competitors and fluctuations in the Company's results of operations will have a significant impact on the future price of the Common Stock.

CONCENTRATION OF OWNERSHIP

     The Company's directors and executive officers and their affiliates beneficially own an aggregate of approximately 15.5% of the Company's outstanding shares of Common Stock. As a result, these stockholders, acting together, will have significant influence over all matters requiring approval by the stockholders of the Company, including the election of a majority of the directors.

ANTITAKEOVER CONSIDERATIONS

     The Company's Board of Directors (the "Board of Directors") has the authority, without any action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock and to fix the rights and preferences of any shares of such Preferred Stock to be issued. In addition, the Company has adopted a stockholder rights plan providing for the issuance of preferred share purchase rights, under certain circumstances, designed to cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. Certain provisions in the Company's Restated Certificate of Incorporation, Amended and Restated Bylaws and stockholder rights plan, as well as Delaware law and the ability of the Board of Directors to issue Preferred Stock, may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock.

                              SELLING STOCKHOLDERS

     The following table provides certain information regarding the Selling Stockholders and the number of Shares being offered by them.

                                                                      SHARES THAT MAY BE     SHARES BENEFICIALLY OWNED
                                                                             SOLD                 AFTER OFFERING
                                                                    ----------------------   -------------------------
                                                                               PERCENTAGE                  PERCENTAGE
                                              SHARES BENEFICIALLY                  OF                          OF
                                                OWNED PRIOR TO                COMMON STOCK                COMMON STOCK
              NAME AND ADDRESS                     OFFERING         AMOUNT    OUTSTANDING    AMOUNT(1)    OUTSTANDING
--------------------------------------------  -------------------   -------   ------------   ---------    ------------
Warburg, Pincus Institutional Fund, Inc.           1,752,000(2)     105,820        0.6%      1,328,720(3)      7.1%
Small Company Growth Portfolio
c/o Warburg, Pincus Counsellors, Inc.
466 Lexington Avenue
New York, NY 10017
Warburg, Pincus Emerging Growth Fund, Inc.         1,752,000(4)     317,460        1.7%      1,328,720(3)      7.1%
c/o Warburg, Pincus Counsellors, Inc.
466 Lexington Avenue
New York, NY 10017

---------------
(1) Assumes the sale of all the Shares offered by each of the Selling Stockholders.
(2) Includes 1,646,180 shares of Common Stock held by Warburg, Pincus Counsellors, Inc., an affiliate of the Selling Stockholder, and its affiliates (including the 317,460 Shares held by Warburg, Pincus Emerging Growth Fund, Inc. offered hereby).
(3) Represents 1,328,720 shares of Common Stock held by Warburg, Pincus Counsellors, Inc., an affiliate of the Selling Stockholder, and its affiliates.
(4) Includes 1,646,180 shares of Common Stock held by Warburg, Pincus Counsellors, Inc., an affiliate of the Selling Stockholder, and its affiliates (including the 105,820 Shares held by Warburg, Pincus Institutional Fund, Inc. -- Small Company Growth Portfolio offered hereby).

     Neither of the Selling Stockholders has held any position or office or has had any other material relationship with the Company, or any of its affiliates, within the past three years.

     The Selling Stockholders have represented to the Company that they purchased the Shares for their own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the Selling Stockholders, even though purchasing the Shares for investment, may wish to be legally permitted to sell their Shares when they deem appropriate, the Company agreed with the Selling Stockholders to file with the Commission under the Securities Act the Registration Statement with respect to the resale of the Shares from time to time in transactions in the over-the-counter market through Nasdaq, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of July 29, 1998 and the date on which the Selling Stockholders have sold all the Shares.

                              PLAN OF DISTRIBUTION

     All of the Shares offered hereby may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors-in-interest. The sale of the Shares by the Selling Stockholders may be effected from time to time in transactions in the over-the-counter market through Nasdaq, or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect the above-mentioned transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the Selling Stockholders in connection with the offering of certain of the Shares by the Selling Stockholders. None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus.

     The Company has the right to suspend use of this Prospectus for a discrete period of time under certain circumstances.

     Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Perkins Coie, Seattle, Washington.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------

                                        PAGE
                                        ----
Available Information.................    2
Forward-Looking Statements............    2
Incorporation of Certain Documents by
  Reference...........................    3
Risk Factors..........................    4
Selling Stockholders..................    9
Plan of Distribution..................    9
Legal Matters.........................   10
Experts...............................   10

======================================================
======================================================
                                INCONTROL, INC.

                               423,280 SHARES OF
                                  COMMON STOCK
                         ------------------------------

                                   PROSPECTUS
                         ------------------------------
                               September   , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses of the registrant in connection with the issuance and distribution of the securities being registered (all amounts are estimated except the Securities and Exchange Commission registration fee). Selling commissions and fees and stock transfer taxes are payable individually by the Selling Stockholders.

        Securities and Exchange Commission registration fee................  $ 1,179
        Blue sky filing fees and expenses..................................    5,000
        Legal fees and expenses............................................   10,000
        Accountants' fees and expenses.....................................    3,000
        Miscellaneous expenses.............................................      821
                                                                             -------
                  Total....................................................  $20,000
                                                                             =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that (i) indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions and (ii) the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote or otherwise.

     Section 10 of the registrant's Amended and Restated Bylaws (the "Bylaws") requires indemnification to the fullest extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer or an employee of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the registrant's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Delaware law. Under these Indemnification Agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

     No indemnity pursuant to the Indemnification Agreements shall be provided by the registrant on account of any suit in which a final unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale of the registrant's securities by the executive officer or director in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or for damages that have been paid directly to the executive officer or director by an insurance carrier under a directors' and officers' liability insurance policy maintained by the registrant.

ITEM 16. EXHIBITS

        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
          4.1      Form of Stock Purchase Agreement, dated July 28, 1997, between the registrant and each of the Selling Stockholders (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K dated July 29, 1997 and incorporated herein by reference).
          5.1      Opinion of Perkins Coie, counsel to the registrant, regarding the legality of the Shares.
         23.1      Consent of Ernst & Young LLP, Independent Auditors.
         23.2      Consent of Perkins Coie (contained in Exhibit 5.1).
         24.1      Power of Attorney (contained on signature page).

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Redmond, State of Washington, on the 29th day of August, 1997.

                                          INCONTROL, INC.

                                          By: /s/ KURT C. WHEELER
                                            ------------------------------------
                                            Kurt C. Wheeler
                                            Chairman, President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Kurt C. Wheeler and Donald F. Seaton III, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of August, 1997.

                  SIGNATURE                                          TITLE
---------------------------------------------     --------------------------------------------

             /s/ KURT C. WHEELER                  Chairman, President and Chief Executive
---------------------------------------------     Officer (Principal Executive Officer)
               Kurt C. Wheeler

          /s/ DONALD F. SEATON III                Vice President, Finance, Chief Financial
---------------------------------------------     Officer and Secretary (Principal Financial
            Donald F. Seaton III                  and Accounting Officer)

             /s/ ALAN D. FRAZIER                  Director
---------------------------------------------
               Alan D. Frazier

           /s/ DONALD C. HARRISON                 Director
---------------------------------------------
             Donald C. Harrison

             /s/ MARK B. KNUDSON                  Director
---------------------------------------------
               Mark B. Knudson

          /s/ MICHAEL J. LEVINTHAL                Director
---------------------------------------------
            Michael J. Levinthal

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                        DESCRIPTION
------     ----------------------------------------------------------------------------------
  4.1      Form of Stock Purchase Agreement, dated July 28, 1997, between the registrant and each of the Selling Stockholders (filed as Exhibit 4.1 to the registrant's Current
           Report on Form 8-K dated July 29, 1997 and incorporated herein by reference).
  5.1      Opinion of Perkins Coie, counsel to the registrant, regarding the legality of the
           Shares.
 23.1      Consent of Ernst & Young LLP, Independent Auditors.
 23.2      Consent of Perkins Coie (contained in Exhibit 5.1).
 24.1      Power of Attorney (contained on signature page).